SECURITIES AND EXCHANGE COMMISSION

                     Washington, DC   20549

                            FORM 8-K
                         CURRENT REPORT
        Pursuant to Section 13 of 15(d) of the Securities
                      Exchange Act of 1934
        Date of Report (Date of earliest event reported)
                        October 31, 2000


                       VECTREN CORPORATION
     (Exact name of registrant as specified in its charter)



Indiana               1-15467             35-2086905
--------------------  ----------------    -----------------
(State of             (Commission File    (I.R.S. Employer
  Incorporation)        Number)             Identification No.)

20 N.W. Fourth Street
Evansville, Indiana                       47741
--------------------  ----------------    --------------------
(Address of principal executive offices)  (Zip Code)


Registrant's telephone number, including area code (812)465-5300

                               N/A

     (Former name or address, if changed since last report.)

Item 5.  Other Events

On October 31, 2000, Vectren Corporation (the Company) completed the approximate $465 million acquisition of the natural gas distribution assets from The Dayton Power and Light Company, a wholly owned subsidiary of DPL, Inc. The business will operate under the name Vectren Energy Delivery of Ohio, Inc. (Refer to the Company's Form 10-Q filed November 14, 2000 and the attached press release for further discussion.)

On October 31, 2000, Reliant Services, LLC, jointly and equally owned by subsidiaries of the Company and Cinergy Corp., announced it has signed a definitive agreement to purchase the common stock of Indianapolis, Indiana-based Miller Pipeline Corporation from NiSource Inc. (Refer to the Company's Form 10-Q filed November 14, 2000 and the attached press release for further discussion.)

In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company is hereby filing cautionary statements identifying important factors that could cause actual results of the Company and its subsidiaries, including Indiana Gas Company, Inc. and Southern Indiana Gas and Electric Company, to differ materially from those projected in forward-looking statements of the Company and its subsidiaries made by, or on behalf of, the Company and its subsidiaries.
Item 7.  Exhibits


99-1     Press Release - Vectren Corporation Completes
         Acquisition of DPL's Natural Gas Distribution
         Business
99-2     Press Release - Vectren, Cinergy Affiliate To
         Acquire Miller Pipeline Corporation From
         NiSource

99-3     Cautionary Statement for Purposes of the "Safe
         Harbor" Provisions of the Private Securities
         Litigation Reform Act of 1995

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                        VECTREN CORPORATION

November 15, 2000




                                        By:  /s/ M. Susan Hardwick
                                        M. Susan Hardwick

                                        Vice President and
                                        Controller